Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2014 relating to the financial statements, which appears in Ellington Residential Mortgage REIT’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

October 6, 2014

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us